UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2007

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19850 S. Magellan Drive, Torrance, California		90502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In furtherance of the Chief Executive Officer's transition to retirement as previously disclosed in the Current Reports on 8-K dated August 3, 2007 and June 26, 2007, on August 28, 2007 Edwin Riddell retired as Chief Executive Officer of Enova Systems, Inc. ("Enova"). Mr. Riddell will remain on Enova's Board of Directors.

On August 28, 2007, Enova's Board of Directors appointed Michael Staran to the office of Chief Executive Officer. In addition the Board of Directors amended the Bylaws of Enova by increasing the number of directors on the Board of Directors of Enova from eight to nine and elected Mr. Staran to the Board of Directors to fill the resulting vacancy.

Mr. Staran, age 46, has served as Enova’s President and Chief Operating Officer since June 26, 2007 and Executive Vice President since November 17, 2006. From 1998 to 2005, he was the President of Effective Solutions People LLC, providing specialized consulting to the OEM (original equipment manufacturer) supplier segment in the automotive industry. Mr. Staran consulted with Enova from November 2004 through February 2005 when he was hired by Enova as Director of Sales and Marketing. In September 2005, he was promoted to Vice President of Sales and Marketing. Mr. Staran’s affiliations and work history range from companies such as Ford, General Motors and DaimlerChrysler to suppliers such as Johnson Controls, Inc. and Decoma International where he was Vice President of sales and marketing for 13 years. Mr. Staran holds a Bachelor of Science degree in Mechanical Engineering with a minor in Mathematics from Lawrence Institute of Technology in Southfield, Michigan. He has developed three patented mechanical designs within the automotive components sector.

In connection with Mr. Staran's appointment as Chief Executive Officer, the Board of Directors increased Mr. Staran's annual salary from $190,000 to $235,000 effective retroactively to July 1, 2007. In addition the Board of Directors granted Mr. Staran 6,000 shares of Enova's common stock in accordance with his employment agreement previously filed with the Securities and Exchange Commission. Finally, the Board of Directors implemented a bonus program for Mr. Staran whereas Mr. Staran is entitled to a bonus, payable in either cash or stock, on or before April 15, 2008, valued at an aggregate range of $52,000 to $131,250 based upon whether Enova's revenues for the fiscal year ending December 31, 2007 equal or exceed an aggregate range of $7.5 million to $10.5 million.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2007, the Board of Directors amended the Bylaws of Enova by increasing the number of directors on the Board of Directors of Enova from eight to nine. The full text of the amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1 Amendment to Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

August 30, 2007	By:	/s/ Jarett Fenton

Name: Jarett Fenton
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to Bylaws